                                                               EXHIBIT 99.4

                          SIGNET PAGING OF RALEIGH, INC.
                                 BALANCE SHEET
                               SEPTEMBER 30, 1995
                                  (UNAUDITED)

                                     ASSETS

Cash                                                 $      30,693
Trade accounts receivable, less allowance
  for doubtful accounts                                    102,894
Inventories                                                 23,285
                                                     -------------
Total current assets                                       156,872

Equipment:
    Pagers                                               1,825,429
    Communications                                         427,345
    Office and other equipment                             302,627
                                                     -------------
                                                         2,555,401
    Less allowance for depreciation                     (1,501,738)
                                                     -------------
                                                         1,053,663
                                                     -------------
Total assets                                         $   1,210,535
                                                     -------------
                                                     -------------


                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Trade payables and accrued liabilities           $     136,424
    Customer deposits                                        4,800
    Current maturities of long-term debt                   192,000
                                                     -------------
Total current liabilities                                  333,224

Long-term debt, less current maturities                    497,357
Stockholders' equity:
    Common stock, $100 par value:
      Authorized shares - 1,000                             50,000
      Issued and outstanding shares - 500
    Additional paid-in capital                             923,896
    Accumulated deficit                                   (593,942)
                                                     -------------
Total stockholders' equity                                 379,954
                                                     -------------
Total liabilities and stockholders' equity           $   1,210,535
                                                     -------------
                                                     -------------

                          SIGNET PAGING OF RALEIGH, INC.
                 STATEMENT OF OPERATIONS AND STOCKHOLDERS' EQUITY
                   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                                  (UNAUDITED)

Revenues
  Recurring revenues                                 $   2,042,796
  Product sales                                            250,190
                                                     -------------
Total revenues                                           2,292,986
Cost of products sold                                      (96,993)
                                                     -------------
                                                         2,195,993

Cost of sales and services                                 517,891
                                                     -------------
  Gross margin                                           1,678,102

Expenses:
  Selling, general and administrative                    1,046,953
  Depreciation and amortization                            318,213
                                                     -------------
                                                         1,365,166
Operating income                                           312,936
Other income (expense)                                      (5,183)
                                                     -------------
Net income                                                 307,753

Accumulated deficit, beginning                            (589,882)
Stockholder distributions                                 (311,813)
                                                     -------------
Accumulated deficit, ending                          $    (593,942)
                                                     -------------
                                                     -------------

                          SIGNET PAGING OF RALEIGH, INC.
                             STATEMENT OF CASH FLOWS
                   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                                  (UNAUDITED)

OPERATING ACTIVITIES
  Net income (loss)                                  $     307,753
  Adjustments to reconcile net income to net cash
    provided by operating activities:
       Depreciation and amortization                       318,213
       Changes in operating assets and liabilities:
         Increase in trade accounts receivable             (36,836)
         Increase in inventories                            (9,213)
         Decrease in other assets                           41,062
         Increase in trade payables and accrued
          liabilities                                       11,387
         Decrease in customer deposits                      (8,550)
                                                     -------------
  Net cash provided by operating activities                623,816

INVESTING ACTIVITIES
  Purchase of property and equipment                      (183,569)

FINANCING ACTIVITIES
  Stockholder distributions                               (311,813)
  Payment on borrowings                                   (114,369)
                                                     -------------
  Net cash used in financing activities                   (426,182)

  Net increase in cash                                      14,065
  Cash at beginning of year                                 16,628
                                                     -------------
  Cash at end of year                                $      30,693
                                                     -------------
                                                     -------------